Exhibit 6.1

                        S   A   N   D   E   R   A
                                  partners


 May 26, 1999

 VIA FAX TO:  812-232-7016

 Mr. Paul A. Saxton
 General Housewares Corporation
 1536 Beech Street
 P.O. Box 4066
 Terre Haute, Indiana  47804

 Dear Paul:

 Since receiving notice from you on April 13, 1999 of a third party's cash offer to buy General Housewares at a substantial premium to its then-current market price, I have fundamentally disagreed with management's and the board's handling of the prospective acquirer's proposal. After much deliberation on my own and much consultation with my attorneys, I have concluded that certain actions taken by the board in responding to this proposal make it impossible for me to fulfill my fiduciary duties to the Company and its shareholders. I refer specifically to certain of the resolutions passed by the board during its telephonic meeting on April 21, 1999:

      RESOLVED, that only Senior Management be authorized to communicate with [the board's financial advisor]; and further

      RESOLVED, that no director shall communicate with family, friends or business associates concerning the Proposal, nor shall any director communicate directly with [the board's financial advisor], other than in conjunction with Senior Management, concerning the Proposal or any other matter.

 I refer also to the "sense of the Board" recorded in the minutes of the same meeting:

      "After discussion, it was the sense of the Board that further communication with [the prospective acquirer] be left to the discretion of Management after consultation with [the board's financial advisor] and counsel."

 Although my most immediate and pressing disagreement with management's and the board's handling of the prospective acquirer's proposal relates to these resolutions and the "sense of the Board" cited above, I have also disagreed with other aspects of the handling of this proposal, which other aspects include:

          o Your immediate and unequivocal opposition to the proposal, expressed to the directors in writing when you notified us of receipt of the proposal;


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          o     Your delay (until April 21, nine days after your receipt of the proposal) in convening a meeting of the board to consider the proposal;

          o Your more optimistic view of the Company's prospects after receipt of the proposal, as reflected in your substantial revisions to the financial projections for the current fiscal year presented to the board less than three weeks earlier;

          o Your initial resistance to the hiring of a financial advisor to assist the board in considering the proposal;

          o The board's failure to form a special committee to consider the proposal, notwithstanding your expressions of interest both to me and the board's financial advisor in the possibility of your personally acquiring part or all of the Company's business or assets;

          o Your making available to the board's financial advisor only your more optimistic, revised financial projections for the current fiscal year, and not the less optimistic projections presented to the board less than three weeks earlier;

          o Your opening the board's sole meeting with its financial advisor (held on May 11, 1999) with a statement of your unequivocal opposition to the proposal;

          o Your insistence, at the end of the board's sole meeting with its financial advisor, that each director return the roughly one-hundred-page presentation booklet prepared by the board's financial advisor and distributed only in the meeting, though our review of it was only brief, at best; and

          o The board's determination, at the conclusion of its meeting on May 11, that it was "the sense of the board" to reject the prospective acquirer's proposal without discussing it with the prospective acquirer.

 The position I now find myself in, in light of these developments, I view as personally, legally and ethically untenable. While I voted against the resolutions passed by the board in its meeting on April 21 and cited above, and explicitly excluded myself from the "sense of the board" to reject the proposal on May 11, I no longer feel I can sufficiently distance myself from the board's behavior without resigning. As a consequence, I hereby do so, effective immediately, today, May 26, 1999.

 Pursuant to Securities and Exchange Commission's Form 8-K, including Item 6 thereof, I hereby request that this disagreement and this letter be publicly disclosed within five business days of this date.

 Sincerely,

  / s /  John A. (Pete) Bricker, Jr.

 John A. (Pete) Bricker, Jr.